Exhibit 107

Calculation of Filing Fee Table

Form F-1

(Form Type)

Wearable Devices Ltd.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rate	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price (1)		Fee Rate	Amount of Registration Fee
Fees to be paid	Equity	Ordinary Shares, no par value	457(o)	-	-	$7,500,000.00		0.00015310	$1,148.25
Fees to be Paid	Equity	Pre-Funded Warrants	457(g)	-	-		(3)	-	-
Fees to be Paid	Equity	Ordinary Warrants	457(g)	-	-		(3)	-	-
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Pre-Funded Warrants (2)	457(o)	-	-		(4)	-	-
Fees to be Paid	Equity	Ordinary Shares issuable upon exercise of Ordinary Warrants (2)	457(o)	-	-	$7,500,000.00		0.00015310	$1,148.25
		Total Offering Amount				$15,000,000.00			$2,296.50
		Total Fees Previously Paid							-
		Total Fee Offsets							-
		Net Fee Due							$2,296.50

1.	Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).

2.	Pursuant to Rule 416 under the Securities Act, this registration statement shall also cover an indeterminate number of Ordinary Shares that may be issued and resold resulting from share splits, share dividends or similar transactions.

3.	Pursuant to Rule 457(g) under the Securities Act, no separate registration fee is required for the warrants.

4.	The proposed maximum aggregate offering price of the Ordinary Shares will be reduced on a dollar-for-dollar basis based on the offering price of any Pre-Funded Warrants sold in the offering, and the proposed maximum aggregate offering price of the Pre-Funded Warrants to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any Ordinary Shares issued in the offering. Accordingly, the proposed maximum aggregate offering price of the Ordinary Shares and Pre-Funded Warrants (including the Ordinary Shares issuable upon exercise of the Pre-Funded Warrants), if any, is $15,000,000.